Exhibit 99.1
                                                                    ------------

PRESS RELEASE

Contacts:                                   Investors/Media:
Richard G. Chleboski                        Stephanie Carrington / Denise Roche
Chief Financial Officer                     The Ruth Group
Evergreen Solar, Inc.                       646-536-7017 / 7008
508-357-2221 x708                           scarrington@theruthgroup.com
investors@evergreensolar.com                droche@theruthgroup.com


            EVERGREEN SOLAR, INC. REPORTS SECOND QUARTER 2003 RESULTS

SECOND QUARTER HIGHLIGHTS:

     o Achieved record product revenues of $2.7 million, an increase of 147% from the second quarter of 2002

     o Closed a $29.5 million financing through a Series A Convertible Preferred Stock offering and the sale of a warrant to purchase the Company's common stock

     o Ordered 100 double-ribbon String Ribbon(TM)furnaces for the capacity expansion


MARLBORO, MASSACHUSETTS, July 31, 2003 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, today announced results for the second quarter ended June 30, 2003.

For the three months ended June 30, 2003, product revenues were $2.7 million, an increase of $1.6 million from $1.1 million for the same period in 2002. Research revenues for the second quarter were $508,000, an increase of $301,000 from $207,000 for the same period in 2002. Operating loss for the second quarter was $3.3 million as compared to an operating loss of $3.7 million for the second quarter of 2002. Net loss attributable to common shareholders for the second quarter was $15.4 million, or $1.35 per share, which includes accretion charges of $12.1 million. These accretion charges were primarily non-cash, non-recurring charges associated with the closing of the Series A Convertible Preferred Stock financing. At June 30, 2003, cash, cash equivalents, and short-term investments totaled $29.2 million, compared to $8.5 million at December 31, 2002.

The $12.1 million accretion charge consisted of four components. A $10.3 million non-cash, non-recurring beneficial conversion charge reflected the difference between the issue price of the preferred stock and the higher market price of the common stock on the closing date. A $525,000 non-cash, non-recurring charge represented the difference between the purchase price of the warrant and the calculated fair value of the warrant. An

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$849,000  non-recurring,   cash  charge  included  the  legal,  accounting,  and
investment advisory fees associated with the financing. In addition to the non-recurring charges, a $367,000 non-cash charge for in-kind, pro-rated preferred dividends was recorded during the second quarter.

"The second quarter was a milestone quarter for us. We had record product revenues attributable to the strong sales environment in Europe and record manufacturing volumes. Our gross product margin for the second quarter improved to (59.5%), relative to (159.6%) in the prior year," commented Mark A. Farber, President and Chief Executive Officer of Evergreen Solar. "We successfully completed the $29.5 million financing, which allows us to accelerate our Line 2 expansion. The most notable event for that expansion this quarter was the ordering of 100 double-ribbon String Ribbon furnaces, the first of which is expected to arrive during the fourth quarter. We believe this order, the largest single equipment order in our history, will provide the wafer capacity necessary for us to approximately quadruple our manufacturing capacity, and demonstrates our confidence in the double-ribbon technology as the foundation for the expansion."

The Company will hold a conference call to discuss its second quarter 2003 results on July 31, 2003 at 10 AM ET. A live webcast of the conference call will be available online at www.evergreensolar.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 356-5633 for domestic callers, and (706) 679-3658 for international callers. The reservation number for both is 1701277.

In addition, a replay of the call will be available from July 31, 2003 - August 14, 2003. The replay dial-in numbers are (800) 642-1687 for domestic callers, and (706) 645-9291 for international callers. Please use reservation code to 1701277. The webcast of the call will remain available on Evergreen Solar's web site, www.evergreensolar.com, through August 31, 2003.

ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE
HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY CAUTIONS YOU THAT ANY STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT STRICTLY HISTORICAL STATEMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING MANAGEMENT'S EXPECTATIONS REGARDING THE TIMING, COST, AND SUCCESS OF THE COMPANY'S CURRENT AND FUTURE MANUFACTURING SCALE-UP AND PRODUCTION; FUTURE FINANCIAL PERFORMANCE; THE COMPANY'S TECHNOLOGY AND PRODUCT DEVELOPMENT, COST, AND PERFORMANCE; THE COMPANY'S CURRENT AND FUTURE STRATEGIC RELATIONSHIPS AND FUTURE MARKET OPPORTUNITIES; AND THE COMPANY'S OTHER BUSINESS AND TECHNOLOGY STRATEGIES AND OBJECTIVES. THESE STATEMENTS MAY BE IDENTIFIED WITH SUCH WORDS AS "WE EXPECT", "WE BELIEVE", "WE ANTICIPATE", OR SIMILAR INDICATIONS OF FUTURE EXPECTATIONS. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
FROM SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE,
AMONG OTHER THINGS, THE FOLLOWING FACTORS: THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE MATERIALLY IMPAIRED AS A RESULT OF POOR MANUFACTURING OR PRODUCT PERFORMANCE OR HIGHER COSTS ATTRIBUTABLE TO THE EXPANSION OR OPERATION
OF MANUFACTURING FACILITIES; THE MARKET FOR SOLAR POWER PRODUCTS IS EMERGING AND RAPIDLY DEVELOPING, AND MARKET DEMAND FOR SOLAR POWER PRODUCTS SUCH AS THE COMPANY'S PRODUCTS IS UNCERTAIN; THE COMPANY HAS LIMITED EXPERIENCE
MANUFACTURING LARGE VOLUMES OF SOLAR POWER PRODUCTS ON A COMMERCIAL BASIS AT ACCEPTABLE COSTS, WHICH IT WILL NEED TO DO IN ORDER TO BE SUCCESSFUL; THE
COMPANY FACES INTENSE COMPETITION FROM OTHER COMPANIES PRODUCING SOLAR POWER AND OTHER DISTRIBUTED ENERGY GENERATION PRODUCTS; THE COMPANY SELLS VIA A SMALL NUMBER OF RESELLER PARTNERS, AND THE COMPANY'S RELATIONSHIPS WITH CURRENT OR PROSPECTIVE MARKETING OR STRATEGIC PARTNERS MAY BE AFFECTED BY ADVERSE DEVELOPMENTS IN THE COMPANY'S BUSINESS, THE PARTNER'S BUSINESS, COMPETITIVE FACTORS, SOLAR POWER MARKET CONDITIONS, OR FINANCIAL MARKET CONDITIONS; AND THE MARKET FOR PRODUCTS SUCH AS THE COMPANY'S SOLAR POWER PRODUCTS IS HEAVILY INFLUENCED BY FEDERAL, STATE, LOCAL, AND FOREIGN GOVERNMENT REGULATIONS AND POLICIES, AS WELL AS THE AVAILABILITY AND SIZE OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES, OVER WHICH THE COMPANY HAS LITTLE CONTROL. IN ADDITION TO THE FOREGOING FACTORS, THE OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION - INCLUDING THE COMPANY'S ANNUAL REPORT
ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, FILED ON MARCH 27, 2003, AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, FILED ON MAY 14, 2003 (A COPY OF WHICH MAY BE OBTAINED AT THE SEC'S WEB SITE AT:
HTTP://WWW.SEC.GOV) - COULD IMPACT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. READERS SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY SUCH
STATEMENTS TO REFLECT ANY CHANGE IN COMPANY EXPECTATIONS, OR IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS MAY BE BASED, OR THAT MAY AFFECT THE LIKELIHOOD THAT ACTUAL RESULTS WILL DIFFER FROM THOSE SET FORTH
IN THE FORWARD-LOOKING STATEMENTS.











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                      Evergreen Solar, Inc. (Nasdaq: ESLR)
                       Condensed Statements of Operations
                      (in thousands except per share data)
                                   (unaudited)


                                                        Three Months Ended          Six Months Ended
                                                             June 30,                    June 30,
                                                      ----------------------      ---------------------
                                                        2002          2003          2002          2003
                                                      --------      --------      --------      --------
Revenues:
Product revenues                                      $  1,075      $  2,659      $  1,988      $  3,727
Research revenues                                          207           508           443           889
                                                      --------      --------      --------      --------

Total revenues                                           1,282         3,167         2,431         4,616

Operating expenses:
Cost of product revenues                                 2,791         4,242         5,695         6,907
Research and development expense                           989         1,072         1,842         1,786
Selling, general and administrative expenses             1,187         1,202         2,243         2,521
                                                      --------      --------      --------      --------

Total operating expenses                                 4,967         6,516         9,780        11,214
                                                      --------      --------      --------      --------

Operating loss                                          (3,685)       (3,349)       (7,349)       (6,598)
Net interest income                                        210            50           452            74
                                                      --------      --------      --------      --------
Net loss                                                (3,475)       (3,299)       (6,897)       (6,524)
Accretion of Series A convertible preferred stock         --         (12,055)         --         (12,055)
                                                      --------      --------      --------      --------
Net loss attributed to common stockholders              (3,475)      (15,354)       (6,897)      (18,579)

Net loss per common share (basic and diluted)         $  (0.30)     $  (1.35)     $  (0.60)     $  (1.63)

Weighted average shares used in computing basic
  and diluted net loss per common share                 11,404        11,412        11,401        11,411








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                            Evergreen Solar, Inc. (Nasdaq: ESLR)
                                  Condensed Balance Sheets
                                       (in thousands)
                                        (unaudited)


                                               December 31,  June 30,
                                                   2002        2003
                                                 -------     -------


Cash, equivalents and short-term investments     $ 8,483     $29,196
Other current assets                               6,111       6,029
                                                 -------     -------

Total current assets                              14,594      35,225

Restricted cash                                      464         414
Fixed assets, net                                 16,905      18,617
                                                 -------     -------

Total assets                                     $31,963     $54,256
                                                 =======     =======


Total current liabilities                        $ 2,050     $ 2,043

Series A convertible preferred stock                --        29,742

Total stockholders' equity                        29,913      22,471
                                                 -------     -------

Total liabilities and stockholders' equity       $31,963     $54,256
                                                 =======     =======